Exhibit 99.1

Annual Meeting of Stockholders May 18, 2005

Forward-Looking Statements This presentation may include forward-looking statements that are subject to risks and uncertainties relating to USA Mobility's future financial and business performance. Such statements may include estimates of revenue, expenses and income as well as other predictive statements or plans dependent upon future events or conditions. These statements represent the Company's estimates only on the date of this presentation and are not intended to give any assurance as to actual future results. USA Mobility's actual results could differ materially from those anticipated in these forward-looking statements. Although these statements are based upon assumptions the Company believes to be reasonable, based upon available information, they are subject to risks and uncertainties. Please review the risk factors section relating to our operations and the business environment in which we compete contained in our first quarter Form 10-Q, and our 2004 Form 10-K presently on file with the SEC for a description of these risks and uncertainties. Please note that USA Mobility assumes no obligation to update any forward-looking statements from past or present filings and presentations.

Overview On November 16, 2004 Metrocall & Arch Wireless merged to form USA Mobility the largest nationwide messaging company As of March 31st 2005, we serve over 5.8 million subscribers nationwide We are the leading provider of local, regional and nationwide one-way paging and two-way paging advanced messaging services We believe the merger made sense for several reasons Significant synergies realized from the elimination of duplicative and redundant operations, functions and locations Cash flow generation sufficient to retire all of the debt incurred in connection with the merger - plus excess cash flow available for dividends, share repurchases or other uses as determined by USA Mobility's Board of Directors Structuring of the transaction so as not to represent a change of control for tax purposes under Section 382 of the IRC

Overview Six months into the merger, we believe we are in the process of accomplishing all of those goals Effective immediately on November 16, 2004 we began to execute our plan of integration and implement our post-merger operational structure We have repaid $98.5 million of the $140 million in debt incurred in connection with the merger - leaving us with $41.5 million outstanding We expect to retire our bank debt before the end of the third quarter Today, I will briefly review USA Mobility's operating structure & locations Factors that continue to influence our industry & our results USA Mobility's subscriber trends Our revenues, expenses & certain other financial results for 1Q05 Progress we have made on the integration front

Alexandria, VA - Headquarters Executive management Accounting, Finance, Treasury Human Resources, Payroll Eastern supply chain hub National & Strategic Accounts Services group Divisions and markets East - Charlotte, NC Central - Dallas, TX West - Denver, CO Pensacola, FL Call Center Dallas, TX Technical Engineering Network Operations Center Information Technology Central & Western supply chain hub; pager repair depot Call Center Operating Structure & Locations

Industry Update Paging Industry 1999 - 2005 Source: Company management estimates PCS/Cellular Industry 1999 - 2005 PCS/Cellular Industry 1999 - 2005 The Paging Industry continues to consolidate around a core group of enterprise customers as Units in Service (UIS) decline 45 million UIS in 1999 9 million in 2005 Paging has lost the bulk of its subscribers to PCS/Cellular technology & competition However, paging remains a viable wireless alternative for those customers who want the lowest cost product that works over the largest geographic area possible, with great in-building penetration & battery life characteristics Source: CTIA

USA Mobility Operating Strategy While the overall paging market continues to shrink, our customer base is comprised primarily of enterprise type users that continue to value the benefits of paging USA Mobility is committed to providing cost effective, reliable, paging & wireless messaging solutions to our valuable customer base We are executing an integration plan consistent with our long-term, low cost, wireless messaging platform and Free Cash Flow generation strategy based on Retaining CORE customers Selling new products and services Cost efficiency

Pagers are still used across a wide range of industries, including: Mid-to-large size businesses (Fortune 1000, manufacturing, others) Local and federal government agencies Healthcare industry (hospitals, doctors, other medical professionals) Emergency services first responders/public safety (police & fire, EMS) Paging use is typically focused in application-appropriate "user communities" within any company or organization Plant floor workers IT personnel Maintenance workers Doctors and nurses First responders Retaining CORE Customers Paging services remain critical for enterprise customers in many segments These user communities tend to have lower churn Cost to change service is expensive Alternatives typically do not offer similar/comparable value for cost

Subscriber Trends As of 3/31/05 USA Mobility had 5,858 units in service* (UIS) 4,790 direct UIS 1,068 indirect UIS Net disconnects for 1Q05 were 344 or 5.5% vs. 384 or 5.8% for 4Q04 and 499 or 6.3% on a pro forma basis for 1Q04 Our disconnect rate improved each month in the first quarter of 2005 129 UIS in January 120 UIS in February 95 UIS in March Although we are encouraged by this improvement in our net deactivations, subscriber churn continues to be a critical factor influencing our operations * Unit information in 000's.

Revenues For 1Q05 we reported SR&M revenue of $159.2 million & product sales of $6.5 million for total reported revenue of $165.7 million vs. pro forma total revenue in the fourth quarter of $179.9 million 1Q05 pro forma SR&M revenue declined $12.8 million or 7.5% from 1Q04 Driven by 5.5% decrease in UIS & 1.1% decrease in revenue per unit (RPU) RPU trends Over the past year, pro forma RPU has decreased 5.5% for direct units & 7.9% for indirect units Over the same period, direct units, which have significantly higher RPU than indirect units, have become an increasingly larger component of our revenue mix As a result, when measured across all units in service, RPU has declined just 2.5% since 1Q04 We expect RPU trends through the end of 2005 to be consistent with our pro forma RPU experience over the past year

Operating Expenses Our business is driven by three main expenses: Service, rent & maintenance Selling & marketing General & administrative Service, rent & maintenance (SR&M) expenses include: Payroll related costs of our engineers & other technical professionals Terminal & transmitter site costs Satellite & other Telco expenses required to operate our one-way & two-way networks 1Q05 SR&M expenses were $57.0 million vs. 4Q04 pro forma expense of $62.6 million First quarter SR&M expenses included a $1.5 million one-time reduction due to the settlement of a roaming agreement and $324,000 for non-recurring severance & retention Excluding the impact of these two items, 1Q05 SR&M expense decreased 7.0% vs. 4Q04 pro forma Although we expect to see continued reductions throughout 2005 in SR&M expense, we do not anticipate the sequential reductions in future quarters to be as significant as it was in 1Q05

Operating Expenses Selling & marketing (S&M) expenses consist primarily of payroll related costs of our sales & marketing professionals 1Q05 S&M expenses were $10.5 million vs. $14.4 million for 4Q04 pro forma S&M expense - 27% decrease Driven by reductions made shortly after the merger to reduce the size of our combined sales force 1Q05 S&M expenses included $68,000 of non-recurring severance & retention costs General & administrative (G&A) expenses consist of a variety of expenses including inventory, customer service & other back office support costs 1Q05 G&A expenses were $53.1 million Included $4.6 million of non-recurring severance & retention costs Excluding non-recurring severance & retention costs, G&A expenses were $10.6 million lower vs. 4Q04 pro forma G&A expense of $59.1 million Attributable largely to merger related expenses included in 4Q04 & to a lesser extent lower payroll expense due to a smaller workforce In future quarters, we expect further reductions in G&A expenses, however, not at the same pace experienced in 1Q05

Capital Expenses & Liquidity 1Q05 Capital expenditures (CAPEX) were $2.6 million vs. $6.0 million for pro forma 4Q04 CAPEX consists primarily of paging device purchases Decrease attributable to better inventory management related to the merger and an overall reduction in the amount of pager placement activity We now expect total CAPEX for 2005 to be about $12 - $15 million Liquidity Our cash balance at 3/31/05 was $37.1 million Since the quarter end, we have repaid an additional $15.0 million leaving us with $41.5 million of debt outstanding

Integration Update Overall we are pleased with integration efforts through 1Q05 There are many areas to those efforts organized around Technical costs related to our one-way & two-way networks Selling & marketing costs G&A costs related to supporting our customers & operations As 70+% of our costs continue to be in headcount, site rents and Telco expense - one-way & two-way network rationalization and conversion to one billing system will have the largest impact on these costs Our integration efforts are aggressive & challenging As such, there are risks & uncertainties associated with these activities as well as our ability to achieve the contemplated savings that would otherwise result from these activities However, reduction in operating expenses in future quarters will be necessary given the ongoing competitive influences affecting USA Mobility and the wireless industry

Technical Two-way network rationalization - we expect to decommission the entire legacy Arch two-way network in 2005 We expect to deconstruct 2,164 transmitter sites and add back 235 sites for capacity reasons in large markets yielding a net savings of approximately $1.9 million in 2005 as only 745 site leases will terminate in 2005 There is a "delay" in savings realization from the actual decommissioning of a transmitter to the termination of the underlying lease with site landlord Net savings in site rent will increase over time and be meaningful: We moved up the deconstruction process to complete the two-way rationalization by the end of 2005 vs. the original target of 3/31/06 The decision was made, notwithstanding the delay in lease expirations, in order to achieve Telco related Frame Relay network savings currently anticipated to be in excess of $450,000 per month by the end of 2005

Technical One-way network rationalization objectives focus on Reducing the number or national and regional networks Migrating our subscribers to "key" or "Go-To" networks in each market we operate During 2005, we expect to decommission approximately 900 one- way transmitter sites 234 were deconstructed through 3/31/05 As with our two-way rationalization, we will still be obligated to pay rent on decommissioned sites until underlying leases expire The one-way channel rationalization will continue every year and our actual savings will be dependent on the results of our ongoing negotiations with tower landlords We expect this process, over time, will have the largest potential long-term savings opportunity associated with our current integration efforts

Selling & Marketing The bulk of S&M integration was completed prior to the end of 4Q04 2005 S&M integration will focus on closing down more than 60 redundant sales office locations Our selling & marketing efforts for the remainder of 2005 will focus on selling the company's products to new & existing customers and increasing our productivity & "targeting" effectiveness We have implemented a new compensation plan with the goal of Increasing sales productivity Increasing customer revenue retention Selling & promoting new products & services such as mobile phones & Blackberries that compliment our paging offerings While three months does not make a long-term trend, we saw gross pager placements per sale rep and mobile phone sales increase each month in 1Q05 Sales management has been tasked with adding strategic distribution partners over & above our Nextel and Cingular/AT&T Wireless partners to further enhance our portfolio of wireless products

General & Administrative Billing system conversion - a key and complex effort in our integration - continues to be on target for the third quarter Once completed, we will be capable of operating much more efficiently We will be able to administer subscriber data entry, inquiry, billing and collections from one common platform This consolidation will provide time, staffing and reporting efficiencies in field sales efforts, customer service, inventory, information technology, credit & collections and accounting

In Summary Paging continues to face a variety of challenges from other mobile communications alternatives We feel there is a CORE group of subscribers we may be able to maintain over time As we progress through the integration process our costs will continue to come down On behalf of our Board and management team, we thank you for your support